EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Golden Matrix Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)		0
	Other	Warrants	Rule 457(o)	(2)	(3)	(3)		0
	Other	Units	Rule 457(o)	(2)	(3)	(3)		0
	Total	Unallocated (Universal) Shelf	Rule 457(o)	n/a(5)	Unallocated (Universal) Shelf	$609,376.08(4)(5)	0.0001531	$92.69
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.00001 per share	Rule 415(a)(6)	n/a(5)	n/a	$299,390,623.92(4)(5)	0.0000927	n/a	S-3	333-264446	May 3, 2022	$27,753.51(5)
	Total Offering Amount/Registration Fee					$300,000,000.00(2)(5)		$92.69(4)(5)
	Total Fees Previously Paid							$92.69(5)
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price.

(2)

There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock and debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(4)

The $300,000,000 of securities registered pursuant to this registration statement includes $14,000,000 of common stock that may be issued and sold under that certain November 22, 2024, Equity Distribution Agreement entered into with Craig-Hallum Capital Group LLC (the “Sales Agreement”). Upon termination of the Sales Agreement, any portion of the $14,000,000 included in the Sales Agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $14,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

(5)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $299,390,623.92 registered hereunder are unsold securities (the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-264446) which was initially filed with the Securities and Exchange Commission on April 22, 2022, and declared effective on May 3, 2022 (the “Prior Registration Statement”), and are included in this registration statement. The registrant paid a filing fee of $27,810.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement, the Unsold Securities being registered hereunder. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $609,376.08 (the “New Securities”), which aggregate offering price is not specified as to each class of securities. A filing fee of $92.69 with respect to the New Securities was paid in connection with the filing of the initial registration statement of which this registration statement forms pre-effective Amendment No. 1. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.